NEWSWEB CORPORATION
                              1645 West Fullerton
                            Chicago, Illinois 60614

                              December ___, 1996


TO: The Shareholders of The Chicago Dock and Canal Trust

The Chicago Dock and Canal Trust has recently sent you a Proxy Statement seeking your approval of a merger of itself with Newsweb Corporation whereby each Chicago Dock shareholder will receive $21.00 cash for each share of Chicago Dock owned by such shareholder. Chicago Dock is soliciting proxies from its shareholders to approve the Newsweb Merger. Because approval of the Newsweb Merger requires a two-thirds shareholder vote, Newsweb is also soliciting your proxy to vote in favor of the Newsweb Merger.

Chicago Dock has scheduled a Special Meeting of Shareholders for January 9, 1997 to approve the Newsweb Merger and the proxies solicited by Chicago Dock and those solicited by Newsweb will be voted at that meeting. The meeting will be held at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Superior Room, Chicago, Illinois at 10:00 a.m. Chicago time.

If you are in favor of the Newsweb Merger, which has been unanimously recommended by the Trustees of Chicago Dock, please date and sign either the White Proxy Card solicited by Chicago Dock or the Gold Proxy Card solicited by Newsweb and return either or both of the proxies in the enclosed self-addressed postage-free envelope. As described more fully in the accompanying Proxy Statement, the Newsweb Merger is the only real proposal before the shareholders today.

We urge you to vote in favor of the Newsweb Merger and to send in at least one or both of the proxy cards so there will be sufficient votes cast at the Special Meeting to approve the Newsweb Merger.
To vote in favor of the Newsweb Merger, you need sign only one of the proxy cards -- but please make sure to execute and mail either or both the Gold or White Proxy Cards. Chicago Dock has unanimously approved the Newsweb Merger and continues to recommend to the shareholders that they vote in favor of the Newsweb Merger. Lehman Brothers, as Chicago Dock's financial advisor, has issued an opinion letter to Chicago Dock that from a financial point of view, the consideration to be received by the shareholders pursuant to the Merger Agreement is fair to such shareholders. We recommend that you read the attached Proxy Statement of Newsweb to learn of recent events that have taken place. If any of you have any questions, please feel free to call the undersigned at Newsweb or our Proxy Solicitor, MacKenzie Partners.

NEWSWEB CORPORATION

By: /s/ CHARLES FRANK GROSS
    ---------------------------
    Charles Frank Gross
    Chief Financial Officer

As filed with the Securities and Exchange Commission on December
17, 1996

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  [  ]
Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule
14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

THE CHICAGO DOCK AND CANAL TRUST
(Name of Registrant as Specified In Its Charter)

NEWSWEB CORPORATION
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
Common Shares, no par value, of the Registrant

2) Aggregate number of securities to which transaction applies:
6,415,928 (assuming the exercise of all outstanding in the money options to purchase Common Shares)

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$21.00

4) Proposed maximum aggregate value of transaction:

$127,620,615 (equals number of outstanding Common Shares multiplied by $21.00 plus number of outstanding in the money options multiplied by $21.00 minus the aggregate exercise price of such options)

5) Total fee paid:
$25,524, equaling 1/50th of one percent of the proposed maximum aggregate value of transaction.

[  ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
$25,524

2) Form, Schedule or Registration Statement No.:
Schedule 14A

3) Filing Party:
The Chicago Dock and Canal Trust

4) Date Filed:
October 19, 1996


PROXY STATEMENT
OF
NEWSWEB CORPORATION
1645 West Fullerton
Chicago, Illinois 60614


THE CHICAGO DOCK AND CANAL TRUST

SPECIAL MEETING OF SHAREHOLDERS
January 9, 1997

This Proxy Statement is being furnished by Newsweb Corporation ("Newsweb") to the other holders of Common Shares of beneficial interest ("Shares") of The Chicago Dock and Canal Trust (the "Trust"), in connection with the solicitation of proxies by Newsweb for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, January 9, 1997, at 10:00 A.M., Chicago time, at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Superior Room, Chicago, Illinois.

On September 27, 1996, Newsweb and the Trust entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Trust shall be merged (the "Newsweb Merger") with a subsidiary of Newsweb and each Trust shareholder will receive $21.00 cash for each share owned.

Since you have already received the Proxy Statement from the Trust, we are incorporating it into this Proxy Statement by reference. If you would like additional copies of the Trust Proxy Statement, please contact David R. Tinkham at The Chicago Dock and Canal Trust, 455 East Illinois Street, Suite 565, Chicago, Illinois 60611, (312) 467-1870.

This Proxy Statement and the accompanying proxy are first being
mailed to Shareholders on or about December    , 1996.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE
COMPLETE, DATE, SIGN AND RETURN THE GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The date of this Proxy Statement is December    , 1996


THE TRUST AUCTION

The Merger Agreement was the culmination of an open and extensive auction and bidding process for all of the Shares and was conducted by the Trust and its Board of Trustees and its Financial Advisor, Lehman Brothers, Inc. ("Lehman Brothers"). This auction process was designed to obtain the best value reasonably available to the Shareholders and is described in detail in the Trust Proxy Statement. After numerous rounds of bidding involving scores of potential and actual bidders, the Trust advised Newsweb that it had won the auction, having submitted the highest offer per Share. On September 27, 1996, Lehman Brothers, as the Trust's financial advisor, issued an opinion letter to the Trust's Board of Trustees stating that, "from a financial point of view, the consideration to be received by the Shareholders [pursuant to the Merger Agreement] is fair to such Shareholders." The Trustees have determined that the terms of the Newsweb Merger are fair to, and in the best interest of, the Trust and its shareholders and has unanimously approved the Newsweb Merger.

EVENTS OCCURRING SUBSEQUENT TO MAILING OF TRUST PROXY STATEMENT

Many of you have heard or read about efforts being made by Cityfront Center, L.L.C. ("Cityfront") to interfere with the Newsweb Merger by proposing that Cityfront will offer $23.00 per Share. As of this date, we want you to be aware of the following information:

- The Newsweb Merger is the only proposal that has been recommended by the Trustees of the Trust and is presently pending for approval by the Shareholders.

- The Trust is continuing to recommend to the Shareholders that they vote in favor of the Newsweb Merger.

- Newsweb has not received from the Trust a notice of a Superior
Proposal which is required to be delivered under the Merger
Agreement in order for the Trustees to withdraw or modify its recommendation in favor of the Newsweb Merger.

- Although Cityfront has indicated it would pay a higher price for the shares, to our knowledge, it has not provided adequate information to establish that it has the financial ability to fund its $23 proposal.

- As stated by the Trust in its December 10, 1996 press release, which we reproduce in its entirety below:

"There can be no assurance that any negotiations with Cityfront
Center, L.L.C. will result in a definitive agreement between Cityfront Center, L.L.C. and the Trust."

The Newsweb Merger is still being recommended by the Trustees of the Trust. There has been no Superior Proposal presented to the Trust or to the Shareholders. Consequently, we urge you to vote in favor of the Newsweb Merger so that you can receive $21.00 cash per Share upon approval of the Newsweb Merger. If you fail to vote in favor of the Newsweb Merger, it may not receive sufficient votes and therefore you will be not able to receive from Newsweb $21.00 cash per each Share of the Trust you own. If a Superior Proposal is in fact received, recommended and declared legal, you can easily revoke your proxy and not vote in favor of the Newsweb Merger by following the directions described below.

What the Trust Has Said

On November 27, 1996, Newsweb was advised that the Trust had received a proposal from Cityfront to acquire all of the Shares for $22.00 per Share. On November 29, 1996, the Trust issued the following press release:

FOR:  THE CHICAGO DOCK AND CANAL TRUST
455 East Illinois Street
Chicago, Illinois 60611
312/467-1870

Contact: David R. Tinkham

For Immediate Release


THE CHICAGO DOCK AND CANAL TRUST (NASDAQ/DOCKS)
ANNOUNCES RECEIPT OF ACQUISITION PROPOSAL FROM
CITYFRONT CENTER, L.L.C.


CHICAGO, November 29, 1996 -- The Chicago Dock and Canal Trust (the "Trust") (NASDAQ/DOCKS) announced today that it has received an unsolicited proposal from Cityfront Center, L.L.C. to acquire all of the issued and outstanding shares of beneficial interest in the Trust for $22.00 per share in cash. The Trust is currently a party to an agreement and plan of merger dated September 27, 1996 with Newsweb Corporation and CDCT Acquisition Trust, an affiliate of Newsweb Corporation, providing for the acquisition of the Trust's shares at a price of $21.00 per share. The Trust has previously called a special meeting of its shareholders for January 9, 1997 to vote on the proposed merger with Newsweb Corporation. The proposal received from Cityfront Center, L.L.C. indicates that it is the intention of Cityfront Center, L.L.C. to offer the Trust's shareholders "an offer that is identical to the September 27, 1996 agreement with Newsweb Corporation and CDCT Acquisition Trust, with the exception of increasing the per share price paid to shareholders from $21.00 to $22.00." Cityfront Center, L.L.C. has indicated that it is an affiliate of MCL Chicago Homes, Inc.

The Board of Trustees of the Trust has determined that, in order to comply with its fiduciary duties to the Trust's shareholders under applicable law, the Trust, consistent with its rights under the merger agreement with Newsweb Corporation, will seek to meet with representatives of Cityfront Center L.L.C. regarding the Cityfront Center, L.L.C. proposal. Under the merger agreement with Newsweb Corporation, the Trust has the right, in certain circumstances, to approve or recommend a "Superior Proposal" or terminate the merger agreement with Newsweb Corporation. Any such action by the Trust is subject to compliance by the Trust with the provisions of the merger agreement with Newsweb Corporation.

There can be no assurance that any discussions or negotiations with Cityfront Center, L.L.C. will occur or result in a definitive agreement between Cityfront Center, L.L.C. and the Trust.

The Chicago Dock and Canal Trust is a real estate investment trust engaged primarily in the business of acquiring and holding real estate and interests in real estate for investment. Formed in 1962, the Trust is a successor to The Chicago Dock and Canal Company which was founded in 1857 by Chicago's first mayor, William Ogden. The Chicago Dock and Canal Trust is traded on NASDAQ under the trading symbol DOCKS.

On December 9, 1996, Newsweb was advised that Cityfront had amended its November 27, 1996 proposal to, among other things, increase its per Share offer price to $23.00. On December 10, 1996, the Trust made the following press release:

Contact:  Pat Higgins
Contact:  David R. Tinkham

For Immediate Release



THE CHICAGO DOCK AND CANAL TRUST (NASDAQ/DOCKS)
ANNOUNCES RECEIPT OF REVISED ACQUISITION PROPOSAL
FROM CITYFRONT CENTER, L.L.C.


CHICAGO, December 10, 1996 -- The Chicago Dock and Canal Trust (the "Trust") (NASDAQ/DOCKS) announced today that it has received a revised proposal from Cityfront Center, L.L.C. to acquire all of the issued and outstanding shares of beneficial interest in the Trust for $23.00 per share in cash. The revised offer amends Cityfront Center L.L.C.'s previously submitted unsolicited proposal to acquire the shares of the Trust for $22.00 per share in cash. The Trust is currently a party to an agreement and plan of merger dated September 27, 1996 with Newsweb Corporation and CDCT Acquisition Trust, an affiliate of Newsweb Corporation, providing for the acquisition of the Trust's shares at a price of $21.00 per share. The Trust has previously called a special meeting of its shareholders for January 9, 1997 to vote on the proposed merger with Newsweb Corporation. Cityfront Center, L.L.C. has indicated that it is an affiliate of MCL Chicago Homes, Inc.

The Board of Trustees of the Trust has determined that, in order to comply with its fiduciary duties to the Trust's shareholders under applicable law, the Trust, consistent with its rights under the merger agreement with Newsweb Corporation, will continue to evaluate the Cityfront Center, L.L.C. proposal, including the availability of definitive financing for the proposal, and hold discussions with representatives of Cityfront Center, L.L.C. regarding the proposal. Under the merger agreement with Newsweb Corporation, the Trust has the right, in certain circumstances, to approve or recommend a "Superior Proposal" or terminate the merger agreement with Newsweb Corporation. Any such action by the Trust is subject to compliance by the Trust with the provisions of the merger agreement with Newsweb Corporation.

There can be no assurance that any negotiations with Cityfront Center, L.L.C. will result in a definitive agreement between Cityfront Center, L.L.C. and the Trust. The Cityfront Center, L.L.C. offer is the subject of certain litigation filed by Newsweb Corporation against Cityfront Center, L.L.C. and certain related parties.

The Chicago Dock and Canal Trust is a real estate investment trust engaged primarily in the business of acquiring and holding real estate and interests in real estate for investment. Formed in 1962, the Trust is a successor to The Chicago Dock and Canal Company which was founded in 1857 by Chicago's first mayor, William Ogden. The Chicago Dock and Canal Trust is traded on NASDAQ under the trading symbol DOCKS.


Newsweb Litigation

On December 6, 1996, Newsweb filed a Verified Complaint for Injunctive Relief and Damages (the "Complaint") against Cityfront and related entities. The Complaint is an action to halt Cityfront's alleged unlawful interference with the Merger Agreement. In particular, Newsweb alleges that the proposal submitted by Cityfront for acquiring the Trust after Newsweb was declared the successful bidder in the auction for the Trust and had entered into the Merger Agreement has damaged and will continue to damage Newsweb. Newsweb seeks relief based on tortious interference with contractual relations, tortious interference with prospective business advantage and equitable estoppel. On December 12, 1996, Newsweb amended the Complaint to add the Trust and the members of the Board of Trustees as defendants and to enjoin breaches of the Merger Agreement by them. On December 10, 1996, the presiding judge in the action scheduled a hearing on Newsweb's motion for a preliminary injunction for December 19-20, 1996.


VOTING YOUR SHARES

Whether or not you plan to attend the Special Meeting, we urge you to vote FOR the Merger Proposal and the Trust Amendment (as defined in the Trust Proxy) by so indicating on the enclosed GOLD proxy and immediately mailing the GOLD proxy in the enclosed envelope. You may do this even if you have already sent in a different proxy card solicited by the Board of Trustees of the Trust. It is the last dated proxy that counts.

The GOLD proxy provided herein is revocable. You may revoke your proxy at any time prior to its exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of the proxy), by giving oral notice of termination of such proxy at the Special Meeting, or by delivering a written notice of revocation or a duly executed proxy relating to the matters to be considered at the Special Meeting and bearing a later date to the Trust at 455 East Illinois Street, Suite 565, Chicago, Illinois 60611. Unless revoked in the manner set forth above, proxies in the form enclosed will be voted at the Special Meeting in accordance with your instructions.

YOUR VOTE IS IMPORTANT!!

PLEASE SIGN, DATE AND RETURN THE GOLD PROXY TODAY.

REQUIRED VOTE

Approval of the Merger Proposal and the Trust Amendment will require the affirmative vote of the holders of not less than two-thirds of the outstanding Shares entitled to vote thereon. Because the required vote of the Shareholders on the Merger Proposal and the Trust Amendment is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Shareholder (including broker non-votes) will have the same effect as an "AGAINST" vote with respect to approval and adoption of the Merger Proposal and the Trust Amendment.

SOLICITATION OF PROXIES

Newsweb will bear the costs of soliciting proxies from Shareholders. In addition to soliciting proxies by mail, the directors, officers, employees and agents of Newsweb, without receiving additional compensation therefor, may solicit proxies, which may be in writing, facsimile or other electronic form, from Shareholders by telephone, telegram, mailgram, datagram, letter, facsimile or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and Newsweb will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Newsweb has retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and has agreed to indemnify MacKenzie against certain liabilities, including liabilities under the federal securities laws. MacKenzie's fee for
solicitation of the proxies will be $           plus reimbursement
for out-of-pocket costs and expenses.


ADDITIONAL INFORMATION

If you have any questions or require any additional information in connection with this Proxy Statement, please contact MacKenzie at the address and telephone number set forth below. If your Shares are held in the name of a brokerage firm or bank nominee or other institution, only they can vote your Shares. Accordingly, please contact the person responsible for your account and give instructions for your Shares.


MacKenzie Partners, Inc.
156 Fifth Avenue
New York, NY 10010
800-322-2885
(212) 929-5500 (Collect)


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


Newsweb will provide without charge to any person to whom this Proxy Statement is delivered, or on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of or all the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to MacKenzie Partners, Inc. on behalf of Newsweb Corporation.


OTHER MATTERS

Newsweb is not aware of any business which will be presented at the Special Meeting other than those matters set forth herein. If any other matters are properly presented at the Special Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.


NEWSWEB CORPORATION



PRELIMINARY COPY DATED DECEMBER 17, 1996

THE CHICAGO DOCK & CANAL TRUST
455 East Illinois Street
Suite 565
Chicago, Illinois 60611

This Proxy is being solicited on behalf of Newsweb Corporation for the Special Meeting of Shareholders of The Chicago Dock and Canal
Trust to be held on January 9, 1997

Fred Eychaner and Charles F. Gross, or either of them, hereby are appointed proxy and each is authorized to vote, as hereinafter specified, all Common Shares of beneficial interest, without par value, that the undersigned is entitled to vote at the Special Meeting of Shareholders of The Chicago Dock and Canal Trust (the "Trust"), to be held at 10:00 A.M., Chicago time, on January 9, 1997, at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Superior Room, Chicago, Illinois, or at any adjournment thereof.

Please mark, date and sign this proxy and return it promptly in the accompanying business reply envelope.

THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED AS SPECIFIED ON
THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE
MERGER (COLLECTIVELY "THE MERGER PROPOSAL") AND THE TRUST
AMENDMENT.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

NEWSWEB CORPORATION RECOMMENDS A VOTE FOR THE PROPOSALS TO
APPROVE
AND ADOPT THE MERGER PROPOSAL AND THE TRUST AMENDMENT.

(1) Approve and adopt the Agreement and Plan of Merger, dated as of September 27, 1996 (the "Merger Agreement") as described in the
Trust Proxy Statement.

[  ]  FOR            [  ]  AGAINST             [  ]  ABSTAIN

(2) Approve and Adopt the Certificate of Amendment of Declaration of Trust of The Chicago Dock and Canal Trust.

[  ]  FOR            [  ]  AGAINST             [  ]  ABSTAIN

The proxies named herein will have discretion to vote upon such other matters as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the Notice of Special
Meeting of Shareholders to be held on January 9, 1997 and the related Proxy Statement of the Trust dated November 14, 1996 and
Proxy Statement of Newsweb dated  December   , 1996.

PLEASE SIGN BELOW EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS
SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

IF SIGNING IN THE NAME OF A CORPORATION OR PARTNERSHIP,
PLEASE SIGN FULL CORPORATE OR PARTNERSHIP NAME AND INDICATE TITLE
OF AUTHORIZED SIGNATORY.

--------------------------
Signature

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Date

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Signature

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Date